For Immediate Release

NEWTEK BUSINESS SERVICES INTRODUCES NEW WEBSITE

New York, N.Y. - October 16, 2006 - Newtek Business Services, Inc. (NASDAQ:NKBS) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, announced the availability of its new corporate website at www.newtekbusinessservices.com. The technologically advanced website introduces the Newt as Newtek’s new corporate logo, and combines animation and video for each product line. It also features clearer navigation, more focused content, and a cleaner user interface for enhanced usability.

“This change is part of our ongoing efforts to nationally position and solidify the Newtek™ brand in the marketplace,” said Barry Sloane, Chairman and CEO of Newtek Business Services. “It marks an important step in our transition away from the capco model as we continue to position Newtek as a “one stop shop” for small businesses. Our new website will make it easier for Newtek customers and affiliates to take advantage of the range of services we offer. Our new website also provides for an interactive way for small and medium sized businesses as well as alliance partners to interface with Newtek Business Services.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand.  According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 - 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 70,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business
•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions
•	Insurance Services: Nationwide commercial and personal lines of insurance
•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff
•	Web Hosting: Full service web host including domain registration and online shopping cart tools
•	Web Design and Development: Customized web design and development services for a powerful web presence
•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business
•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval
•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

 Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com